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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported)   November 30, 2005
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                           REGENT COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

           0-15392                                    31-1492857
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    (Commission File Number)               (IRS Employer Identification No.)


       2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202
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      (Address of Principal Executive Offices)                    (Zip Code)

                                 (513) 651-1190
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1         REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


         Acceleration of Vesting of Stock Options. On November 30, 2005, the Compensation Committee of the Board of Directors of Regent Communications, Inc. (the "Company") approved the acceleration of the vesting of all outstanding unvested stock options granted by the Company that were "out-of-the-money" as of the close of business on November 30, 2005. A stock option was considered to be "out-of-the-money" if the option exercise price was greater than the closing price on November 30, 2005 of the Company's common stock as reported on the NASDAQ National Market.

         As a result of the Committee's action, all "out-of-the-money" unvested stock options became exercisable effective as of the close of business on November 30, 2005, rather than the later dates when such options would have vested in the normal course. The table attached as Exhibit 99.1 summarizes the outstanding stock options held by the Company's chief executive officer, chief financial officer and all other employees that were accelerated. Other than for the chief executive officer, no stock options held by the Company's directors were accelerated.

         The decision to accelerate the vesting of these stock options was made primarily to reduce share-based compensation expense that otherwise likely would be recorded in future periods following the Company's anticipated adoption in the first quarter of 2006 of Statement of Financial Accounting Standards No. 123(R) entitled "Share-Based Payment" ("SFAS 123(R)") and to enhance employee motivation and morale related to holding "out-of-the money" unvested stock options. On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued SFAS 123(R) which requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. SFAS 123(R) will require that compensation expense associated with stock options be recognized in the income statement of the Company rather than as a footnote disclosure. The Company must recognize compensation expense related to any awards that are not fully vested as of the effective date, January 1, 2006. Upon adoption by the Company, SFAS 123(R) also will apply to options granted on or after January 1, 2006.

         The Company estimates that this action will result in a reduction of approximately $2.3 million, net of income taxes, in the Company's share-based compensation expense that likely would have been recorded in future periods.



SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              Exhibit    Description
              -------    -----------
               99.1      Summary of Stock Options Subject to Accelerated Vesting



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           REGENT COMMUNICATIONS, INC.


                                            By:   /s/ Anthony A. Vasconcellos
                                                 ------------------------------
                                                  Anthony A. Vasconcellos
                                                  Executive Vice President and
                                                  Chief Financial Officer



Date:  December 6, 2005



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